Exhibit 5.2

                                      Ford

Ford Motor Company                                     One American Road
                                                       P.O. Box 1899
                                                       Dearborn, Michigan 48126


                                                       March 11, 2005

Ford Motor Company
One American Road
Dearborn, Michigan  48126

Ladies and Gentlemen:

     This  will  refer  to  the   Registration   Statement   on  Form  S-8  (the
"Registration Statement") that is being filed by Ford Motor Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's Deferred Compensation Plan (the "Plan").

     As Counsel to the Company, I am familiar with the affairs of the Company, including the action taken by the Company in connection with the Plan. I have examined, or caused to be examined, the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the provisions of the Plan. I also have examined or caused to be examined such other documents and instruments and have made such further investigation as I have deemed appropriate in connection with this opinion.

     Based upon the foregoing, it is my opinion that in general the Plan is exempt from ERISA's requirements. However, to the extent a limited statement to the United States Department of Labor (the "DOL") is required to meet the reporting and disclosure requirements under ERISA regulations, that statement has been filed with the DOL.

     I hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.


                                         Very truly yours,

                                         /s/Bonnie S. Gorichan
                                         ---------------------
                                         Bonnie S. Gorichan
                                         Counsel